UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  July 3, 2007


                           AMR CORPORATION
     (Exact name of registrant as specified in its charter)


            Delaware              1-8400             75-1825172
(State of Incorporation) (Commission File Number)  (IRS Employer
                                                 Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas          76155
 (Address of principal executive offices)            (Zip Code)


                           (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 3, 2007, American Airlines, Inc. ("American"), a wholly-owned subsidiary of AMR Corporation, entered into a Stock Purchase Agreement (the "Purchase Agreement") between American and certain other major air carriers as sellers (the "Sellers"), ARINC Incorporated, a Delaware corporation ("ARINC"), and Radio Acquisition Corp., an affiliate of The Carlyle Group, as the purchaser (the "Purchaser"). ARINC is a provider of transportation communications and systems engineering. The Sellers collectively hold more than 90% of the common stock of ARINC. Under the Purchase Agreement, American and the other Sellers have agreed to sell to the Purchaser all of the common stock held by the Sellers in ARINC. The sale of ARINC to the Purchaser is expected to close prior to October 31, 2007. American expects to receive, upon closing, proceeds of approximately $194 million for its ARINC shares, and to record a
gain on such sale of approximately $140 million.   The closing of
the transaction is subject to the satisfaction of a number of conditions, many of which are beyond American's control, and no assurance can be given that such closing will occur.




                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  July 5, 2007